Exhibit 10.1

June 29, 2018

Aralez Pharmaceuticals Inc.

7100 West Credit Avenue

Suite 101

Mississauga, Ontario L5N 0E4

Re:	Waiver and Limited Consent

Ladies and Gentlemen:

Reference is hereby made to that certain Second Amended and Restated Facility Agreement dated as of December 7, 2015 (as the same has been and may hereinafter be amended, modified, restated or otherwise supplemented from time to time, including, but not limited to, by the Waiver and Limited Consent between the Lenders and the Credit Parties, dated as of April 29, 2016, the Limited Consent between the Lenders and the Credit Parties, dated as of September 6, 2016, the Amendment to Second Amended and Restated Facility Agreement between the Lenders and the Credit Parties, dated as of October 3, 2016, and the Waiver and Limited Consent between the Lenders and the Credit Parties, dated as of December 20, 2017, the “Facility Agreement”), by and among Aralez Pharmaceuticals Inc. (“Aralez”), POZEN Inc. (“Pozen”), Aralez Pharmaceuticals Canada Inc. (formerly known as Tribute Pharmaceuticals Canada Inc.) (“Aralez Canada” and, collectively with Aralez and Pozen, the “Credit Parties”) and Deerfield Private Design Fund III, L.P. and Deerfield Partners, L.P., as a Lender and as successor in interest to Deerfield International Master Fund, L.P. (collectively, the “Lenders”).  Capitalized terms used in this letter (this “Letter”) and not otherwise defined herein shall have the meanings ascribed thereto in the Facility Agreement.

The Credit Parties have requested that the Lenders permit Credit Parties to pay interest on the Initial Loans and the Acquisition Loans due and payable on July 1, 2018, in kind.

Notwithstanding the provisions of the Facility Agreement to the contrary, upon the satisfaction of the terms and conditions set forth below, interest, due and payable (i) on the Initial Loans in the outstanding principal amount of $467,465.76, due on July 1, 2018 (“Initial Loan PIK Interest”) shall be paid in kind, added to the outstanding principal amount of the Initial Loans on such Interest Payment Date and bear interest at the Interest Rate, and (ii) on the Acquisition Loans in the outstanding principal amount of $6,232,876.72, due on July 1, 2018 (“Acquisition Loan PIK Interest”) shall be paid in kind, added to the outstanding principal amount of the Acquisition Loans on such Interest Payment Date and bear interest at the Interest Rate.  All such Initial Loan PIK Interest and Acquisition Loan PIK Interest, together with all accrued interest thereon, shall be due and payable, without premium or penalty, on the earlier of August 15, 2018, or the date that the principal amount of the applicable Loans is due or declared due pursuant to the Facility Agreement.

The effectiveness of this Letter is subject to the satisfaction of each of the following conditions:

1

(a)           The Lenders shall have received an original countersignature of each of the Credit Parties to this Letter, agreeing to the terms of this Letter; and

(b)           No Event of Default exists.

Except as expressly set forth herein, (i) the Facility Agreement and the other Loan Documents remain unchanged and in full force and effect, (ii) this Letter shall not be deemed to be a waiver, amendment or modification of, or consent to or departure from, any provision of the Facility Agreement or other Loan Documents or to be a waiver of any Event of Default under the Facility Agreement or the other Loan Documents, whether arising before or after the date hereof or as a result of the transactions contemplated hereby, and (iii) this Letter shall not preclude the future exercise of any right, remedy, power or privilege available to the Lenders whether under the Facility Agreement, other Loan Documents or otherwise, and shall not be construed or deemed to be a satisfaction, novation, cure, modification, amendment or release of the Obligations, Facility Agreement or other Loan Documents or establish a course of conduct with respect to future requests for amendments, modifications or consents.

This Letter (i) is a Loan Document and constitutes the entire understanding of the parties with respect to the subject matter hereof, and any other prior or contemporaneous agreements, whether written or oral, with respect hereto or thereto are expressly superseded hereby, and (ii) shall be binding upon and inure to the benefit of the successors and assigns of the parties hereto and thereto.  This Letter may be executed in any number of counterparts (which taken together shall constitute one and the same instrument) and by facsimile or other electronic transmission, which facsimile or other electronic signatures shall be considered original executed counterparts.

The Credit Parties hereby reaffirm, confirm and ratify their obligations and liabilities set forth in the Facility Agreement and the other Loan Documents, all of which shall remain in fill force and effect, as modified by this Letter.

[Signature pages follow]

Very truly yours,

DEERFIELD PRIVATE DESIGN FUND III, L.P.

By:	/s/ David J. Clark
Name:	David J. Clark
Title:	Authorized Signatory

DEERFIELD PARTNERS, L.P.

By:	/s/ David J. Clark
Name:	David J. Clark
Title:	Authorized Signatory

[Waiver and Limited Consent]

Acknowledged and Agreed To
as of the date set forth above

ARALEZ PHARMACEUTICALS INC.

By:	/s/ Andrew I. Koven
Name:	Andrew I. Koven
Title:	President

ARALEZ PHARMACEUTICALS CANADA INC.

By:	/s/ Andrew I. Koven
Name:	Andrew I. Koven
Title:	President

POZEN INC.

By:	/s/ Andrew I. Koven
Name:	Andrew I. Koven
Title:	President

[Waiver and Limited Consent]